EXHIBIT 5.1
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            [Paul, Weiss, Rifkind, Wharton & Garrison LLP Letterhead]










                                                February 11, 2003


AOL Time Warner Inc.
75 Rockefeller Plaza
New York, New York  10019

                              AOL TIME WARNER INC.
                       REGISTRATION STATEMENT ON FORM S-3
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Ladies and Gentlemen:

                  In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement"), filed by AOL Time Warner Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), and the rules and regulations promulgated under that Securities Act (the "Rules"), you have requested that we furnish our opinion as to the legality of the shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), that may be offered for sale thereunder, by the persons named, from time to time, in the prospectus forming a part of the Registration Statement, as "selling stockholders" (the "Selling Stockholders"). The Common Stock is being registered for

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offering on a delayed or continuous basis under Rule 415 of the Act. The Common
Stock will be issued to the initial Selling Stockholders under the Restructuring Agreement (the "Restructuring Agreement"), dated as of August 20, 2002, by and among the Company, AT&T Corp., Comcast Corporation and the other parties named therein, and the number of shares of Common Stock to be so issued will be determined in accordance with a formula expressed in the Restructuring Agreement.

                  In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including exhibits thereto), the Restructuring Agreement, the Company's Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on January 11, 2002, the Company's By-laws as currently in effect and records of certain corporate proceedings of the Company. We have examined and relied upon representations as to factual matters contained in the Restructuring Agreement and certificates of officers of the Company. We have also made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below.

                  In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the

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authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents. We have also assumed that the Restructuring Agreement is a legal, valid and binding obligation of each party to it other than the Company, enforceable against each such party in accordance with its terms.

                  Based upon the foregoing, we are of the opinion that the Common Stock is duly authorized and, when issued in accordance with the Restructuring Agreement, will be validly issued, fully paid and nonassessable.

                  Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.


                                Very truly yours,

                                /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
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                                PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP